UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Forest Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

November 5, 2014

Dear Shareholder:

According to our latest records, we have not yet received your proxy for the important special meeting of Forest Oil Corporation on November 20, 2014, at which your Board seeks your approval of matters relating to the proposed business combination with Sabine Oil & Gas LLC. The Board recommends you vote FOR all the proposals on the agenda.

Please help your company avoid the expense of further solicitation by submitting your proxy by telephone, by Internet or by signing, dating and returning the enclosed proxy card today.

Thank you for your cooperation.

Very truly yours,

Patrick R. McDonald

President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1 (877) 456-3463.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the definitive proxy statement filed by Forest Oil Corporation. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including amendments to the foregoing. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the definitive proxy statement filed by Forest Oil Corporation. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.